EXHIBIT 4.5

Amendment Approved by the Board of Directors on

June 10, 2004 and approved by the Members at

the Annual General Meeting held on June 10, 2004

CUMBERLAND RESOURCES LTD.

INCENTIVE SHARE OPTION PLAN

APRIL, 1995

as amended April, 1999 and June, 2004

INCENTIVE SHARE OPTION PLAN

Section 1.

General Provisions

1.1

Interpretation

For the purposes of this Plan, the following terms shall have the following meanings:

(a)

“Associate” has the meaning ascribed to that term under Section 1 of the Securities Act (Ontario);

(b)

“Associated Companies”, “Affiliated Companies”, “Controlled Companies” and “Subsidiary Companies” have the meanings ascribed to those terms under Section 1 of the Securities Act (Ontario); and

(c)

“Board” means the Board of Directors of the Corporation;

(d)

“Common Shares” means the Common Shares of the Corporation;

(e)

“Corporation” means Cumberland Resources Ltd.;

(f)

“Consultant” means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or a subsidiary has a contract for substantial services;

(g)

“Eligible Person” means, subject to all applicable laws, any director, officer, employee or Consultant of the Corporation or any of its associated, affiliated, controlled and subsidiary companies;

(h)

“Insider” means:

(i)

an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Corporation, and

(ii)

an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above;

(i)

“Option” means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

(j)

“Outstanding Issue” is determined on the basis of the number of Common Shares that are outstanding immediately prior to the share issuance in question, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period;

(k)

“Participant” means Eligible Persons to whom Options have been granted;

(l)

“Plan” means this Incentive Share Option Plan of the Corporation;

(m)

“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;  and

(n)

“Termination Date” means the date on which a Participant ceases to be an Eligible Person.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Provinces of Ontario & British Columbia and the laws of Canada applicable therein.

1.2

Purpose

The purpose of the Plan is to advance the interests of the Corporation by (i) providing Eligible Persons with additional incentive, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation, (iv) encouraging the Eligible Person to remain with the Corporation or its Subsidiaries, and (v) attracting new employees and officers.

1.3

Administration

(a)

This Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three directors.  If a committee is appointed for this purpose, all references to the Board will be deemed to be references to the Committee.

(b)

Subject to the limitations of the Plan, the Board shall have the authority

(i)

to grant options to purchase Common Shares to Eligible Persons,

(ii)

to determine the terms, limitations, restrictions and conditions respecting such grants,

(iii)

to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable, and

(iv)

to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with Section 1.8 hereof, as it may deem necessary or advisable.  The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

1.4

Shares Reserved

(a)

The maximum number of Common Shares which may be reserved for issuance for all purposes under the Plan shall not exceed 5,441,394 Common Shares or such greater number as may be approved from time to time by the shareholders of the Corporation.  The maximum number of Common Shares which may be reserved for issuance to any one person under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grants under the Plan.  No fractional shares shall be issued.  Please refer to Section 1.9(d) for  the manner in which fractional share value shall be treated.

(b)

If there is a change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in

(i)

the number or kind of shares or other securities reserved for issuance pursuant to the Plan, and

(ii)

the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares;

provided, however, that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares.  If the Corporation is reorganized, amalgamated with another corporation or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5

Limits with respect to Insiders

(a)

The maximum number of Common Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to Insiders under any other Share Compensation Arrangement.

(b)

The maximum number of Common Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Common Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Common Shares issued under the plan or any other Share Compensation Arrangement over the preceding one year period.  The maximum number of Common Shares which may be issued to any one Insider under the Plan within a one year period shall be 5% of the Common Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Common Shares issued to such insider under the Plan or any other Share Compensation Arrangement over the preceding one year period.

(c)

Any entitlement to acquire Common Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider shall be excluded for the purposes of the limits set out in (b) and (c) above.

1.6

Amendment and Termination

(a)

The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required approval.  No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.  If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

(b)

With the consent of the affected participants, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to the prior approval of the relevant stock exchanges.

1.7

Compliance with Legislation

The Plan, the grant and exercise of Options hereunder and the Corporation’s obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required.  The Corporation shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals.  No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void.  In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.  Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

1.8

Effective Date

The Plan shall be effective upon the approval of the Plan by:

(a)

any other exchange upon which the Common Shares of the Corporation may be posted and listed for trading;

(b)

the shareholders of the Corporation, given by the affirmative vote of a majority of the votes attached to the Common Shares of the Corporation entitled to vote and represented and voted at an annual or special meeting of the holders of such Common Shares held, among other things, to consider and approve the Plan; and

(c)

all stock options outstanding on the effective date of the Plan shall be deemed to be governed by the Plan except that in the event of any conflict between the terms of such previously granted stock options and the Plan, the terms of such previously granted stock options shall prevail.

1.9

Miscellaneous

(a)

Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

(b)

Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(c)

The Plan does not give any Participant or any employee of the Corporation or any of its associated, affiliated, subsidiary or controlled companies the right or obligation to or to continue to serve as a director, officer or employee, as the case may be, of the Corporation or any of its associated, affiliated, subsidiary or controlled companies.  The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board.  The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Corporation or any of its subsidiaries other than as specifically provided for in the Plan.

(d)

No fractional Common Shares shall be issued upon the exercise of options granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 2.

Options

2.1

Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions governing each Option granted under the Plan, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the duration of the Option, the nature and duration of the restrictions, if any, to be imposed upon the exercise of the Option or the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of Common Shares acquired upon exercise of an Option may be forfeited.  An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2

Option Price

The Board shall establish the option price at the time each Option is granted, which shall in all cases be not less than:

(i)

the closing price of the Common Shares on the most senior stock exchange on which the Company’s shares are listed on the trading day immediately preceding the date of the grant; or

(ii)

such lesser amount permissible from time to time under applicable legislation or the rules and regulations of the stock exchanges on which the Common Shares are listed for trading.

The option price shall be subject to adjustment in accordance with the provisions of Section 1.4(b) hereof.

2.3

Exercise of Options

(a)

Options granted must be exercised no later than 10 years after the date of grant or such lesser period as may be determined by the Board.

(b)

The Board may determine when any Option will become exercisable and may determine that the Option shall be exercisable in instalments.

(c)

Options shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant’s legal representative.

(d)

Subject to Section 2.3(a) and except as otherwise determined by the Board:

(i)

if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant will cease to be exercisable 30 days after the Termination Date.  If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant.  Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or as entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(ii)

if a Participant dies, the legal representative of the Participant may exercise the Participant’s Options within six months after the date of the Participant’s death, but only to the extent the Options were by their terms exercisable on the date of death.

(e)

Each Option shall be confirmed by an option agreement executed by the Corporation and by the Participant.

(f)

The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

TABLE OF CONTENTS

1.1  Interpretation

1.2  Purpose

1.3  Administration

1.4  Shares Reserved

1.5  Limits with respect to Insiders

1.6  Amendment and Termination

1.7  Compliance with Legislation

1.8  Effective Date

Section 2.  Options

2.1  Grants

2.2  Option Price

2.3  Exercise of Options